               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported):  July 12, 1994


            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact Name of registrant as specified in its charter)


   PENNSYLVANIA               0-11242               25-1428528
(State or other          (Commission File         (IRS Employer
 jurisdiction of              Number)         Identification No.)
 incorporation)


     22 N. Sixth Street, Indiana, PA                   15701
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (412) 349-7220
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            INFORMATION TO BE INCLUDED IN THE REPORT


Item 4.  Changes in Registrant's Certifying Accountant

a. Effective July 12, 1994, First Commonwealth Financial Corporation ("the Corporation") dismissed its prior certifying accounts, Jarrett*Stokes & Company ("JS&C") and retained as its new certifying accountants, Grant Thornton ("Grant"). JS&C's report on the Corporation's consolidated financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Management and approved by the Board of Directors of the Corporation.

During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between the Corporation and JS&C on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JS&C, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

None of the "reportable events" described in Item 304(a)(1)(v) occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

b. Effective July 12, 1994, the Corporation's Board of Directors approved the engagement of Grant as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, the Corporation did not consult Grant regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7.  Financial Statements and Exhibits

Exhibit 16.1 Letter from Jarrett*Stokes & Company regarding change in certifying accountant.

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                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 14, 1994



                         FIRST COMMONWEALTH FINANCIAL CORPORATION
                                                     (Registrant)



                         By  /S/JOHN J. DOLAN
                             John J. Dolan
                             Senior Vice President, Comptroller
                             and Chief Financial Officer
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                          EXHIBIT INDEX



Exhibit No.                                             Page No.

  16.1         Letter from Jarrett*Stokes & Company         5
                regarding change in certifying
                accountant.